Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated July 11, 2008, accompanying the consolidated financial statements of Cornerstone BioPharma Holdings, Inc. and Subsidiaries included in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-152442) filed on September 29, 2008, and the Prospectus (Registration No. 333-152442) filed on October 6, 2008, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement on Form S-8.
/s/ GRANT THORNTON LLP
Raleigh, North Carolina
December 18, 2008